UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR l5(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 31, 2021

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1 -16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.
Effective September 3, 2021, the shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed Jean-Paul Marmoreo to the Board of Directors of each of the Companies (together, the “Boards”). The Boards have not yet determined the committees of the Boards, if any, on which Mr. Marmoreo will serve. On August 31, 2021, Kenton Bradbury, who served as a representative of OMERS Infrastructure Management Inc. (OMERS) on the Boards, provided notice of his resignation from the Boards and as a member of the committees of the Boards on which he served, effective September 3, 2021. There were no disagreements between the Companies and Mr. Bradbury that led to his decision to resign.
Mr. Marmoreo was selected by OMERS, pursuant to the current Amended and Restated Bylaws of each of the Companies, to serve as an Owner Director on the Boards. Mr. Marmoreo will not receive any compensation from the Companies for his services as an Owner Director on the Boards, but will be reimbursed for out-of-pocket
expenses. Any compensation received by Mr. Marmoreo for his services on the Boards is a function of his employment arrangement with OMERS and will be paid by OMERS. Mr. Marmoreo is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation
S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.
PUGET SOUND ENERGY, INC.

Dated: September 7, 2021	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer